CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of First South Bancorp, Inc. on Form S-8 (File number 333-49759) of our report dated November 2, 2001, relating to the consolidated financial statements of First South Bancorp, Inc., which appears in the 2001 Annual Report to Shareholders of First South Bancorp, Inc., which is incorporated by reference in the First South Bancorp, Inc. Annual Report on Form 10-K for the year ended September 30, 2001.


/s/PricewaterhouseCoopers LLP

Raleigh, North Carolina
December 21, 2001